UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 19, 2023

CS Disco, Inc.

(Exact name of Registrant, as specified in its charter)

Delaware	001-40624	46-4254444
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

111 Congress Avenue
Suite 900
Austin, Texas 78701
(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code: (833) 653-4726

Former name or address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.005	LAW	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.02 Results of Operations and Financial Condition

As of January 19, 2023, CS Disco, Inc. (the “Company”) expects to report revenue for fiscal year 2022 of $132.0 million to $136.0 million, consistent with the outlook provided on November 10, 2022. In addition, Adjusted EBITDA is expected to be a loss less than the previously issued guidance range of ($54.0) million to ($50.0) million. For more information on how the Company calculates Adjusted EBITDA, please refer to the Company's November 10, 2022 press release, filed as an exhibit to the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 10, 2022.

The Company’s audited financial statements for the year ended December 31, 2022 are not yet available. Accordingly, these preliminary financial and operating results are an estimate and subject to the completion of the Company’s financial closing and other procedures and finalization of the Company’s consolidated financial statements for the year ended December 31, 2022, including the completion of the audit of the Company’s financial statements. Accordingly, actual financial and operating results that will be reflected in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, including its audited financial statements, when they are completed and publicly disclosed may differ from these preliminary results.

The information furnished with this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 2.05 Costs Associated with Exit or Disposal Activities

On January 19, 2023, the Company committed to a plan to reduce its workforce by approximately 62 employees, representing approximately 9% of the Company’s current global workforce (the “Plan”). The Plan was based on cost-reduction initiatives intended to reduce the Company’s cost structure and accelerate its path to profitability.

The Company estimates that it will incur non-recurring charges of approximately $0.9 million to $1.1 million in connection with the Plan, consisting of cash expenditures primarily for employee severance and other termination benefits.

The Company expects that the majority of these charges will be incurred in the first quarter of 2023. The charges that the Company expects to incur are subject to a number of assumptions, including local law requirements in various jurisdictions. Actual expenses may differ from such estimates.

The Company may incur other one-time charges or cash expenditures not currently contemplated due to unanticipated events that may occur as a result of or in connection with the planned reduction in workforce. The Company intends to exclude these charges from its non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP general and administrative expense, non-GAAP general and administrative expense as a percentage of revenue, non-GAAP loss from operations, non-GAAP operating margin, non-GAAP net loss attributable to common stockholders, non-GAAP net loss per share, and non-GAAP net loss attributable to common stockholders as a percentage of revenue. For more information on how the Company calculates these non-GAAP financial measures, please refer to the Company's November 10, 2022 press release, filed as an exhibit to the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 10, 2022.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements including, but not limited to, statements related to the Company’s preliminary unaudited financial and operating results for the year ended December 31, 2022, the number of positions affected by the Plan, and the estimated restructuring charges associated with, and the time frame for completion of and recognition of charges associated with, the Plan. These forward-looking statements are based on management’s beliefs and assumptions and on information available to management as of the date they are made. However, investors should not place undue reliance on any such forward-looking statements because they speak only as of the date they are made. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results, events and developments to differ materially from the Company’s historical experience and its present expectations or projections. These risks and uncertainties include, but are not necessarily limited to, those described in the Company’s filings with the Securities and Exchange Commission.

Investor Relations Contact
IR@csdisco.com

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CS Disco, Inc.

Date: January 19, 2023	By:	/s/ Michael S. Lafair
	Name:	Michael S. Lafair
	Title:	Executive Vice President, Chief Financial Officer

3